EXHIBIT 5.1

May 29, 2026

Accuray Incorporated

1240 Deming Way

Madison, Wisconsin 53717

RE:         REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about May 29, 2026 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of (i) 375,000 shares of your Common Stock available for issuance under the Accuray Incorporated Stand-Alone Inducement Restricted Stock Unit Agreement for David Shin (the “Shin RSU Award”) (ii) 650,000 shares of your Common Stock available for issuance under the Accuray Incorporated Stand-Alone Inducement Restricted Stock Unit Agreement for Paul Miele (the “Miele RSU Award”), (iii) 375,000 shares of your Common Stock available for issuance under the Accuray Incorporated Stand-Alone Performance Unit Agreement for David Shin (the “Shin PSU Award”) and (iv) 650,000 shares of your Common Stock available for issuance under the Accuray Incorporated Stand-Alone Performance Unit Agreement for Paul Miele (the “Miele PSU Award” and together with the Shin RSU Award, the Miele RSU Award and the Miele PSU Award, the “Awards”). All such shares of Common Stock are referred to herein as the “Shares”. As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans and or the Awards.

It is our opinion that, when issued and sold in compliance with the prospectus delivery requirements and in the manner described in the Plans or the Awards, as applicable, and pursuant to the agreements which accompany each grant or award issued pursuant to the Plans or the Awards, as applicable, the Shares will be legally and validly issued, fully-paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very Truly Yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati